SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      Feburary 18, 1997; (Febuary 3, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                   0-26102                      04-3196245
 (State or other             (Commission                    (IRS Employer
jurisdiction of              File Number)                 Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)



                                 (617) 375-7500
              (Registrant's telephone number, including area code)






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Item 2.  Acquisition and Disposition of Assets

On February 3, 1997, American Radio Systems Corporation, a Delaware Corporation, (the "Company") consummated the transactions contemplated by the Asset Purchase Agreements dated October 10, 1996 with WMMX, Inc. (WMMX-FM) and CBC of Baltimore, Inc. (WOCT-FM), both North Carolina corporations, pursuant to which the Company acquired substantially all the assets of the stations located in
Baltimore, Maryland for approximately $60.0 million and $30.0 million, respectively. The acquisition was financed through a $4.5 million escrow deposit and available cash. The Company has been programming and marketing the stations pursuant to a local marketing agreement since November 1, 1996. For more information, see Exhibits 2.1, 2.2, 2.3 and 2.4


Item 5.  Other Events

On February 14 , 1997 the Company consummated the transactions contemplated by a series of agreements with the Lincoln Group, L.P. , a New York Limited Partnership, dated July 31, 1996 and February 23, 1996, pursuant to which the Company acquired substantially all the assets of WVOR-FM, WPXY-FM, WHAM-AM and WHTK-AM in Rochester, New York for approximately $31.5 million, including approximately $1.0 million of working capital. The Company had previously loaned an aggregate of $28.5 million to the owner of the stations. The acquisition was financed with proceeds from the loan, a $2.0 million escrow deposit and available cash. In accordance with a consent decree with the Antitrust Division of the U.S. Department of Justice and the Attorney General of the State of New York, the Company is required to divest WHAM-AM and WVOR-FM, within a certain period of time. As a result, on December 27, 1996, the Company entered into an agreement to exchange the assets of WHAM-AM and WVOR- FM and another existing Rochester station (WHTK-FM), together with $16.0 million for the assets of WKRQ-FM in Cincinnati, Ohio. For more information on the exchange, see the Company's Form 8-K filed on January 22, 1997.

On February 14, 1997 the Company consummated the transactions contemplated by the Asset Purchase agreement dated November 19, 1996 with New Generation
Broadcasting, Inc. , a Delaware corporation, pursuant to which the Company acquired substantially all the assets of WXEG-FM in Dayton, Ohio for approximately $3.6 million. The Company had previously loaned an aggregate of $3.6 million to the owner of the stations. The acquisition was financed with proceeds from the loan. The Company has been programming and marketing the station pursuant to a local marketing agreement since April 1, 1996.

On February 10, 1997 the Company consummated the transactions contemplated by the Asset Purchase agreement dated September 10, 1996 with Palm Beach Radio Broadcasters, Inc., a Florida Corporation, pursuant to which the Company acquired substantially all the assets of WLQT-FM and WBTT-FM in Dayton, Ohio for approximately $12.0 million. The Company had previously loaned an aggregate of $12.0 million to the owner of the stations. The acquisition was financed with proceeds from the loan. The Company has been programming and marketing the stations pursuant to a local marketing agreement since April 1, 1996.

On February 6, 1997 the Company consummated the transactions contemplated by the Asset Purchase Agreement dated August 7, 1996 with United Broadcasting Company, a California general partnership, pursuant to which the Company acquired substantially all the assets of KBAY-FM and KKSJ-FM in San Jose, California for approximately $31.0 million. The acquisition was financed through a $3.2 million escrow deposit, $27.0 million in borrowings under the Company's credit agreement and available cash. The Company has been programming and marketing the stations pursuant to a local marketing agreement since August 1, 1996.

On January 31, 1997 the Company consummated the transactions contemplated by the Asset Purchase Agreement dated July 31,1996 with Zapis Communications
Corporation, an Ohio corporation, pursuant to which the Company acquired substantially all the assets of WAAF-FM and WWTM-AM in Worcester, Massachusetts for approximately $24.8 million. The acquisition was financed through a $2.4 million escrow deposit and available cash. The Company has been programming and marketing the station pursuant to a local marketing agreement since August 1, 1996.



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Item 7. Financial Statements and Exhibits

         (a) Financial Statements

          As of the date of filing of this Current Report on 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7 (a). In accordance with Item 7 (a) (4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 18, 1997.

         (b)  Pro Forma Financial Information

         As of the date of this filing of this Current Report on 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7 (b). In accordance with Item 7 (b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 18, 1997.

         (c)  Exhibits

              Exhibit 2.1  Asset Purchase Agreement, dated October 10, 1996 by the Company and CBC of Baltimore, Inc.*

              Exhibit 2.2  Time Brokerage Agreement, dated October 1, 1996 by the Company and CBC of Baltimore, Inc.**

              Exhibit 2.3  Asset Purchase Agreement dated October 10, 1996 between the Company and WWMX, Inc.***

              Exhibit 2.4  Time Brokerage Agreement, dated October 1, 1996 between the Company and WWMX, Inc. ****


* Filed as Exhibit 10.85 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1996

** Filed as Exhibit 10.86 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1996

*** Filed as Exhibit 10.87 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1996

**** Filed as Exhibit 10.88 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1996



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN RADIO SYSTEMS CORPORATION
                                  (Registrant)



                                  By: /s/ Justic D. Benincasa
                                       Justin D. Benincasa
                                       Vice President and Corporate Controller


Date:  February 18, 1997